UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2007

LITTLE SIOUX CORN PROCESSORS, L.L.C.

(Exact name of small business issuer as specified in its charter)

Iowa	0001229899	42-1510421
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4808 F Ave.
Marcus, IA 51035

(Address of principal executive offices)

(712) 376-2800

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Management and Operational Services Agreement between Akron Riverview Corn Processors, LLC and Twin Rivers Management Co., LLC.

Registrant is the general partner of LSCP, LLLP.  As general partner, Registrant manages the business and day-to-day operations of LSCP, LLLP, and Registrant currently owns a 60.15% ownership interest in LSCP, LLLP.  Akron Riverview Corn Processors, LLC (“ARCP”) and Twin Rivers Management Co., LLC are both wholly owned subsidiaries of LSCP, LLLP.  Registrant’s condensed consolidated financial statements include the accounts of LSCP, LLLP, ARCP and Twin Rivers Management Co., LLC.

ARCP entered into a management agreement with Twin Rivers Management Co., LLC (“Twin Rivers”) on May 30, 2007 to direct, supervise, operate, maintain and manage the 100 million gallon per year ethanol plant ARCP intends to develop in Plymouth County, near Akron, Iowa.  Twin Rivers will also perform all services necessary for the construction, equipping, start-up and operation of the plant.  ARCP expects to lease approximately 40 employees from Twin Rivers.  Specifically, Twin Rivers is expected to perform the following services:

•                  Obtain permits and licenses required for the construction and/or operation of the plant and ensure regulatory compliance with all regulatory matters;

•                  Perform start up and operational monitoring and reporting and conduct review of physical performance compared to plan and compared to vendor guarantees;

•                  Supervise and direct the general operations of the plant and operate it efficiently and effectively;

•                  Hire, pay, supervise and discharge all employees necessary to properly maintain and operate the plant in accordance with terms and conditions of employment set forth by us;

•                  Prepare an annual operating budget for the plant;

•                  Set up and keep separate, accurate and adequate accounting records for ARCP;

•                  Establish and maintain accounts, collect payments from customers and take any actions necessary to collect payments;

•                  Comply with all covenants of ARCP under the terms of any mortgage loan affecting the plant;

•                  Obtain proper insurance for the plant;

•                  Contract for and purchase all services, grains, supplies and other materials necessary for the plant to produce its products and contract for the marketing and sale of our products;

•                  Contract for utilities;

•                  Act in compliance with ARCP’s operating agreement;

•                  Cooperate with ARCP’s accountants and attorneys in making any disclosures required by securities laws; and

•                  Cooperate with ARCP’s accountants in filing tax returns.

Beginning in October 2008, ARCP will pay Twin Rivers an annual management fee of $420,000, payable at a monthly rate of $35,000.  The management fee will be renegotiated six months after plant operations begin and on an annual basis thereafter.  In addition, ARCP will pay Twin Rivers an annual incentive bonus of 3% of ARCP’s Net Income for each year during the agreement.  The incentive bonus is capped at $1,500,000 per year.  The initial term of this agreement begins when Twin Rivers hires a plant manager for the plant which cannot be earlier than 180 days prior to commencement of substantial operations.  The agreement continues for a period of five (5) years thereafter and shall automatically renew for successive periods of five (5) years unless either party gives written notice to the other party of its election not to renew no later than ninety (90) days prior to the expiration of the agreement.  If ARCP terminates the agreement during the initial five year term, ARCP is required to pay Twin Rivers a license fee of $250,000 for ARCP’s continued use of proprietary information established by Twin Rivers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITTLE SIOUX CORN PROCESSORS, L.L.C.

Dated: June 4, 2007	By:	/s / Stephen Roe
Stephen Roe, President and Chief Executive Officer